EXHIBIT 77Q1

August 11, 2009
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:
We have read and agree with Attachment 77K of the Seligman Cash Management Fund, Inc. (Commission File No. 811-02650) Form N-SAR dated June 30, 2009, and have the following comments:

         1.  We agree with the statements made in paragraphs 1, 2 and 3.
         2. We have no basis on which to agree or disagree with the statements made in paragraph 4.

Yours truly,
/s/ DELOITTE & TOUCHE LLP